Exhibit 3.4

Articles of Merger

(PURSUANT TO NRS 92A.200)

Articles of Merger

(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

[ ] If there are more than four merging entities, check box and attach an 8 1/2" X 11” blank sheet containing the required information for each additional entity from article one.

Ad Shark, Inc.

Name of merging entity

California Corporation

Jurisdiction Entity type*

And,

Monster Offers Acquisition Corporation

Name of merging entity

Nevada Corporation

Jurisdiction Entity type*

And,

Monster Offers

Name of surviving entity

Nevada Corporation

Jurisdiction Entity type*

*Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by the appropriate fees.

ROSS MILLER

Secretary of State

/State Seal/ 101 North Carson Street, Suite 3

Carson City, Nevada 89701-4299

(775) 684 5708

Website: secretaryofstate.biz

Articles of Merger

(PURSUANT TO NRS 92A.200)

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn: Thomas C. Cook, Esq.

c/o:

Law Office of Thomas C. Cook, Ltd.

500 N. Rainbow Blvd., Suite 300

Las Vegas, NV 89107

3) Choose one:

[X] The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

[ ] The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4) Owner’s approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

[ ] If there are more than four merging entities, check box and attach an 8 1/2" X 11” blank sheet containing the required information for each additional entity from the appropriate section of article four.

(a) Owner’s approval was not required from _____________________________________

___________________________________

Name of merging entity, if applicable

and, or;

___________________________________

Name of surviving entity, if applicable

This form must be accompanied by the appropriate fees.

ROSS MILLER

Secretary of State

/State Seal/ 101 North Carson Street, Suite 3

Carson City, Nevada 89701-4299

(775) 684 5708

Website: secretaryofstate.biz

Articles of Merger

(PURSUANT TO NRS 92A.200)

(b) The plan was approved by the required consent of the owners of*:

Ad Shark, Inc.

Name of merging entity, if applicable

and, or;

Monster Offers Acquisition Corporation

Name of merging entity, if applicable

and, or;

Monster Offers

Name of surviving entity, if applicable

*Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by the appropriate fees.

ROSS MILLER

Secretary of State

/State Seal/ 101 North Carson Street, Suite 3

Carson City, Nevada 89701-4299

(775) 684 5708

Website: secretaryofstate.biz

Articles of Merger

(PURSUANT TO NRS 92A.200)

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

_______________________________________

Name of merging entity, if applicable

and, or;

_______________________________________

Name of surviving entity, if applicable

This form must be accompanied by the appropriate fees.

ROSS MILLER

Secretary of State

/State Seal/ 101 North Carson Street, Suite 3

Carson City, Nevada 89701-4299

(775) 684 5708

Website: secretaryofstate.biz

Articles of Merger

(PURSUANT TO NRS 92A.200)

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Article I - Name of Corporation

Monster Mobile Marketing, Inc.

6) Location of Plan of Merger (check a or b):

[ ] (a) The entire plan of merger is attached;

or,

[X] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address. If a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: _________________________________ Time: ________________________________

This form must be accompanied by the appropriate fees.

ROSS MILLER

Secretary of State

/State Seal/ 101 North Carson Street, Suite 3

Carson City, Nevada 89701-4299

(775) 684 5708

Website: secretaryofstate.biz

Articles of Merger

(PURSUANT TO NRS 92A.200)

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230).

[ ] If there are more than four merging entities, check box and attach an 8 1/2” X 11” blank sheet containing the required information for each additional entity from article eight.

Ad Shark, Inc.

Name of merging entity

/s/ Wayne Irving II

Name: Wayne Irving II

Title: Chief Executive Officer

Date: November 9, 2012

and,

Monster Offers Acquisition Corporation

/s/ Wayne Irving II

Name: Wayne Irving II

Title: Chief Executive Officer

Date: November 9, 2012

and,

Monster Offers

Name of surviving entity

/s/ Paul Gain

Name: Paul Gain

Title: Chief Executive Officer

Date: November 9, 2012

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by the appropriate fees.